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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the incorporation by reference in (i) Form 10-K/A2 of Dominion Bridge Corporation (formerly Cedar Group, Inc.)(the "Company") for the year ended September 30, 1996; (ii) post-effective amendment on Form S-3 to the Registration Statement on Form SB-2 (Commission File No. 33-88796) of the Company and (iii) the Registration Statement on Form S-8 (Commission File No. 333-01045) of the Company, of our report dated December 20, 1995 on the consolidated financial statements of the Company as of September 30, 1995 and for the fiscal years ended September 30, 1995 and September 30, 1994 included in the Form 10-K of the Company for the year ended September 30, 1996 filed with the Securities and Exchange Commission.





                                            By: /s/ ERNST & YOUNG
                                                -----------------
                                                Ernst & Young




Dated: December 8, 1997